UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2012

Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia 23510
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

To the extent required by Item 1.02 of Form 8-K, the information contained or incorporated in Item 3.02 of this Form 8-K is incorporated by reference in this Item 1.02.

Item 3.02.	Unregistered Sales of Equity Securities.

As described in the Current Report on Form 8-K of Hampton Roads Bankshares, Inc. (the “Company”), filed on May 24, 2012 with the Securities and Exchange Commission (the “SEC”), the Company entered into a standby purchase agreement (the “Standby Purchase Agreement”) with ACMO-HR, L.L.C. (“Anchorage”), CapGen Capital Group VI LP, (“CapGen”) and Carlyle Financial Services Harbor, L.P. (“Carlyle” and, together with Anchorage and CapGen, the “Investors”) that provided for, among other things, the sale of an aggregate of $50 million of the Company’s common stock at a price of $0.70 per share (the “Offering Price”) to the Investors (the “Private Placement”).

The Company announced that it has closed the Private Placement on June 27, 2012, selling a total of 71,428,572 shares of the Company’s common stock to the Investors at the Offering Price pursuant to the terms of the Standby Purchase Agreement. In the Private Placement Anchorage purchased 19,197,431 shares, CapGen purchased 33,710,394 shares and Carlyle purchased 18,520,747 shares.

The Investors are the Company’s three largest shareholders. Three of the directors on the Company’s Board are or were designees of the Investors: Randal K. Quarles is a managing director of an affiliate of Carlyle, Hal F. Goltz is a senior analyst with Anchorage and Robert B. Goldstein is a founding Principal in CapGen. Before the Private Placement was approved, Mr. Quarles resigned as a director effective May 21, 2012. Another Carlyle designee, James Burr, has been appointed director of the Company effective when he receives approval from banking regulatory authorities.

The securities sold to the Investors were issued in reliance on an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, as promulgated by the SEC.

On June 27, 2012, in connection with the Private Placement and as required by the Standby Purchase Agreement, affiliates of the Investors terminated warrants they hold to purchase 1,836,302 shares of the Company’s common stock at $10.00 per share (the “Warrants”). The Warrants are available as Exhibits 4.2 to 4.6 of the Company’s Form 10-Q for the quarter ended September 30, 2010, filed November 9, 2010, and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 27, 2012, the Company announced the closing of a $50 million private placement of common stock.

A copy of the press release making such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Ex. 99.1	Press Release, dated June 27, 2012, announcing the closing of a $50 million private placement of common stock.

Additional Information

Purchases of common stock by the Investors in the Private Placement discussed herein and in the attached exhibit involve the sale of securities in a private transaction, and such shares were not registered under the Securities Act of 1933. Neither the attached exhibit nor this Current Report on Form 8-K constitutes an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: June 27, 2012	By:	/s/ Douglas J. Glenn
Douglas J. Glenn
President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Ex. 99.1	Press Release, dated June 27, 2012, announcing the closing of a $50 million private placement of common stock.